EXHIBIT 1.01

DXP Enterprises, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2019

Introduction

This Conflict Minerals Report (“Report”) has been prepared by management of DXP for the period from January 1, 2019 to December 31, 2019 (“Reporting Period”). Unless the context otherwise indicates, "DXP", “Company”, "we", "us", and "our" means DXP Enterprises, Inc. and its majority owned subsidiaries and any entities that are required to be consolidated.

This Report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing Conflict Minerals (as hereinafter defined) that are necessary to the functionality or production of their products. The term Conflict Minerals is defined to mean: (A) cassiterite, columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are currently limited to tin, tantalum, tungsten and gold (collectively the “3TGs”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of Congo (“DRC”) or any country that shares an internationally recognized border with the DRC (collectively “Covered Countries”).

DXP has reason to believe that some of the 3TGs may be present in its supply chain that may have originated in any of the Covered Countries. Therefore, we performed a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TGs in our products originated from any Covered Countries. This Report describes the measures the Company took to exercise due diligence on the source and chain of custody of the Conflict Minerals, the Company products that may contain 3TGs and are therefore in the scope of the Company’s Conflict Minerals program, the facilities that may have processed the 3TGs that may be necessary to the functionality or production of one or more products, and the efforts the Company took to determine the mine or location of origin of those 3TGs. Although we are unable to determine the origins of all 3TGs in our products, only some of our products fall within the scope of the Rule because they may contain one or more of the 3TGs.

Company and Product Overview

Our business

DXP Enterprises, Inc. is headquartered in Houston Texas and is a diversified company that conducts business in the markets set out below. DXP is engaged in the business of distributing maintenance, repair, and operating products, equipment and services to energy and industrial customers. DXP is organized into three business segments: Service Centers, Innovative Pumping Solutions and Supply Chain Services. The Service Centers offer a wide range of MRO products, equipment and integrated services, including technical expertise and logistics capabilities, to energy and industrial customers. The Service Centers segment also provides services such as field safety supervision, in-house and field repair and predictive maintenance. Service Centers provide a wide range of MRO products in the rotating equipment, bearing, power transmission, hose, fluid power, metal working, industrial supply, safety product and safety service categories. The Innovative Pumping Solutions segment provides integrated, custom pump skid packages, pump remanufacturing and branded private label pumps it manufactures. The Supply Chain Services segment manages all or part of a customer’s supply chains, including procurement and inventory management.

Our Covered Products

For the purposes of this Report, we reviewed our supply base in order to determine the suppliers of materials/components that may possibly contain some 3TGs. Some of our suppliers have reported to us that some of our products that may be necessary to the functionality or production of products that we manufactured or contracted to manufacture during the 2019 Reporting Period may contain 3TGs. DXP is unsure of the presence of 3TGs in our products, however, based on the Conflict Minerals Reporting Template (“CMRT”) we received from suppliers, the presence of 3TGs may be in some of their products. Many of our suppliers completed their CMRTs at the company, business unit or entity level basis. Due to this we are unable to definitively conclude which 3TGs, if any, are present in any products that were supplied to us.

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in our products originated in Covered Countries, we retained Assent Compliance (“Assent”), our third-party service provider, to assist us in reviewing our supply chain and in identifying risks. We provided Assent with a list of our suppliers associated with Covered Products that may be within the scope of the Rule for upload to the Assent Compliance Manager tool (“ACM”). We could not determine definitively the presence or absence of Conflict Minerals in all parts and products supplied to us for our products.

DXP utilized the CMRT version 5.12 or higher, as designed by the Responsible Business Alliance and the Global e-Sustainability Initiative to conduct a survey of all our in-scope suppliers. We surveyed our in-scope suppliers through the ACM, a software-as-a-service platform that allows users to complete and track supplier communications as well as allows suppliers to upload competed CMRTs directly to the platform for validation, assessment and management. The use of CMRTs allowed for some elimination of irrelevant suppliers.

Assent requested that all our suppliers complete a CMRT and Assent included training and education to guide suppliers on best practices and the use of the CMRT. Assent monitored and tracked all communications in the ACM for future reporting and transparency. In order to increase the response level, Assent provided our suppliers with a stated deadline and followed up with both “reminder” and “late” notices. In addition, Assent developed a list of criteria to identify supplier responses that warranted further inquiry.

Our Conflict Minerals program continues to include automated validation of all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify contradictory answers to the CMRT.

All submitted CMRTs are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid CMRTs and are encouraged to submit a valid CMRT. Suppliers are also provided with guidance on how to correct these validation errors. There are 13 invalid supplier submissions that could not be corrected.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the list of smelters maintained by the Responsible Minerals Initiative (“RMI”) and, if a supplier indicated that a facility was certified as conflict free, confirmed the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TGs. Our suppliers identified a total 307 smelters and refiners that appear on the list maintained by RMI. Of those 307 smelters and refiners, 235 are validated as conflict free by RMI or a cross recognized initiative, and, based on information provided by RMI, a further 7 agreed to undergo a third party audit. Most of the CMRT’s we received were made on a company, business unit or division level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TGs contained in our products.

Due Diligence

Design of due diligence

With the assistance of Assent we have designed our due diligence measures to conform, in all material respects, with the due diligence framework presented by the Organization for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“Guidance”).

DXP’s Conflict Minerals due diligence process includes the following five steps recommended by the Guidance: 1) establishing company management systems; 2) identifying and assessing risks in our supply chain; 3) designing and implementing a strategy to respond to identified risks; 4) utilizing independent third-party audits; and 5) reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by the Company is outlined below.

We are a downstream supplier, many steps removed from the mining of 3TGs. A large number of our suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted and refined.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OCED Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with the supply chain complexities, the OCED Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1” (direct) suppliers to provide information with respect to the origin of any Conflict Minerals contained in any components or materials supplied to us.

Due Diligence Performed

Establishing Company Management Systems

Internal Team

We have a Conflict Minerals group comprised of individuals in management positions across legal, finance, and procurement. This group leads our Conflict Minerals compliance effort.

We also use Assent to assist us with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of any addition due diligence steps that we may undertake with suppliers in regard to Conflict Minerals.

Control Systems

DXP expects all of its suppliers to have policies and procedures in place to ensure that any 3TGs used in the products sold to us are free of Conflict Minerals. This means that these products must not contain 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries. We rely upon our direct suppliers to provide information on the origin of any 3TGs contained in components and materials supplied to us, including sources of 3TGs that were supplied to us and that were supplied to them from lower tier suppliers.

Our Code of Conduct applies to our direct suppliers. We also established a Conflict Minerals policy related to our sourcing of 3TGs as described in full in our “Conflict Minerals Policy” posted on our website at www.dxpe.com within the “Investors” section under “Investor Relations” > “Corporate Governance” > “Governance Documents”.

Supplier Engagement

DXP engages with suppliers to request they complete a valid CMRT for the products they supply to us. With respect to the OECD requirement to engagement with suppliers, we have worked with Assent to develop steps of supplier engagement regarding corrective actions. We have utilized Assent’s online resources and provided suppliers, through Assent, access to Conflict Minerals training and support resources.

We believe our Conflict Minerals Policy and Assent’s engagement with our suppliers for Conflict Minerals training and other requests constitutes a viable program when it comes to supplier engagement.

Grievance Mechanisms

DXP has established grievance mechanisms whereby employees and suppliers can report violations of DXP’s policies, including with respect to Conflict Minerals. Suppliers may contact us anonymously via a dedicated email address that is published in our Conflicts Minerals Policy and in our Code of Conduct. In addition, our employees may anonymously report suspected violations using the same dedicated email address, dxpe.ethicspoint.com, or our anonymous third party conduct help line at (888) 307-4308, as published in our Conflicts Minerals Policy and in our Code of Conduct.

Maintain Records

We have adopted a policy to retain relevant documents with Assent for 5 years. We implemented this policy through Assent to retain Conflict Minerals related documents, including responses to CMRTs. We also have engaged Assent to store all of the information and findings from this process in a database that can be audited by internal and external parties.

Identifying and Assessing Risks in our Supply Chain

Due to our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain it is difficult to identify actors upstream from our direct suppliers. Risks are identified automatically in the ACM tool based on criteria established for supplier responses in the ACM. These risks are addressed by the Assent Compliance Supply Chain staff who contact the supplier, gather pertinent data and perform an assessment of the supplier’s Conflict Minerals status.

We identified a risk related to the nature of the responses received. Many of the responses received provided data at a company, business unit or division level basis or were unable to specify the smelter or refiner used for the 3TGs in the components supplied to us. Additionally, some suppliers indicated they could not provide a comprehensive list of smelter or refiners in their supply chain.

In accordance with OECD Guidance, it is important to identify and assess risks associated with Conflict Minerals in the supply chain. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed minerals processing facilities on their CMRT declarations. Assent compared the facilities listed in the response to the list of smelters and refiners maintained by the Responsible Minerals Initiative (“RMI”) to ensure that these facilities met the RMI definition of a 3TGs processing facility that was operation during the 2019 calendar year.

In order to assess the risk that any of the smelters or refiners posed to our supply chain, Assent determined if the smelter or refiner had been audited against a standard of conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RAMP”). We do not typically have a direct relationship with 3TGs smelters and refiners and do not perform direct audits of these entities. Smelters that have completed a RMAP audit are considered to be DRC Conflict Free. In cases where the smelters due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists. Due to the provision of primary supplier level CMRTs, we cannot definitely determine their connection to the Covered Products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OED Guidance. Assent uses numerous factors to determine the level of risk that each smelter or refiner poses to the supply chain by identifying red flags. These factors include, but are not limited to:

1.Geographic proximity to the Covered Countries;
2.RMAP audit status;
3.Credible evidence of unethical or conflict sourcing;
4.Known mineral source of origin; and
5.Peer assessments conducted by credible third party sources.

As part of our risk management plan under the OECD Guidance, when facilities with red flags were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through Assent, submissions that include any red flag facilities immediately produce a receipt instructing such suppliers to take their own risk mitigation actions, including the submission of a product specific CMRT to better identify the connection to products that they supply to us and escalating up to removal of these red flag smelters from their supply chain.

As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable time frames with the ultimate goal of progressive elimination of the red flags from the supply chain. In addition, the suppliers are guided to the Assent University learning platform to engage in educational materials on the mitigation risk of smelters or refiners in the supply chain.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program are based on these four questions in the CMRT:

A. Have you established a Conflict Minerals sourcing policy?
E. Have you implemented due diligence measures for conflict-free sourcing?
G. Do you review due diligence information received from your suppliers against your company’s expectations?
H. Does your review process include corrective action management?

When suppliers meet or exceed the above criteria, by answering yes to all four questions, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. At this time 140 of our responsive suppliers have been identified as having a weak program.

Designing and Implementing a Strategy to Respond to Identified Risks

Together with Assent, we developed processes to access and respond to the risks identified in our supply chain. In response to this risk assessment, we have a risk management plan, through which our Conflict Minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules.

We will engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance.

Utilizing Independent Third Party Audits

We do not have a direct relationship with any 3TG smelters and refiners of Conflict Minerals and do not perform or direct audits of these entities within our supply chain. Instead, we rely upon Assent to provide us with third party audits of smelters and refiners conducted as part of RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the Conflict Minerals used by smelters and refiners that agree to participate in the program.

Report on Supply Chain Due Diligence

We have published our Form SD for the year ended December 31, 2019. Form SD and this Report is available on our website at www.dxpe.com within the “Investors” section under “Investor Relations” > “Financial Information “ > “SEC Filings”. Information found on or accessed through our website is not consider part of this Report and is not incorporated herein by reference. We have also filed our Form SD and this Report with the SEC.

Results of Due Diligence

Survey results

For the 2019 reporting year Assent received CMRTs from 695 suppliers. All final CMRT submissions were reviewed and validated by Assent to ensure no inaccuracies or gaps in data were found. There were 13 suppliers that were unable to correct their CMRT and as such, are listed as invalid submissions.

Smelters and Refiners

Attached as Appendix A is a table that lists all the smelters and refiners identified by our responsive direct suppliers that may have been used to process the Conflict Minerals necessary to the functionality or production of our Covered Products during the 2019 calendar year. This list may contain more facilities than are actually linked to the Company’s Covered Products. Alternatively, this list may not include all applicable facilities as not all of our suppliers were able to provide the required information at this time. Those that have been validated as compliant under RAMP by the RMI, have been noted as such in the final column on the right in Appendix A. From the responses received, Assent identified 307 smelters that potentially posed a risk due to the presence of some red flag indicators.

Countries of Origin

Attached as Appendix B is an aggregated list of countries of origin which is populated based on publicly available information, our RCOI and due diligence. It is important to note many responses were provided at the company, business unit or division level basis, therefore it is not certain which of these countries of origin can be linked to our products.

Steps to be Taken To Mitigate Risk

We are committed to complying with the provisions of the Rule and Form SD and we expect to continue our efforts to improve our Conflict Minerals program and related due diligence. As we further develop our program and procedures, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to the following:

•Engage with suppliers and direct them to Assent’s training resources in an attempt to increase our response rate and improve the content of responses to assist in our RCOI process and our efforts to determine the country of origin of our 3TGs;
•Engage suppliers and encourage them to provide responses at the product level;
•Continue to invest in Assent’s Conflict Minerals due diligence tools; and
•Continue to respond to industry trends and legal requirements to further improve the traceability of 3TGs in our supply chain.

Appendix A Refiners and Smelters List:

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Appendix B Country of Origin List:

Country List
Afghanistan
Albania
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Djibouti
Dominican Republic
DRC or an adjoining country (Covered Countries)
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India

Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic Of Korea
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia

South Africa
Spain
Sudan
Suri
Suriname
Sweden
Switzerland
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
USA
Uzbekistan
Vietnam
Zambia
Zimbabwe